Exhibit 32.1

CERTIFICATION OF

CHIEF EXECUTIVE OFFICER

PURSUANT TO

RULE 13a-14(b) OR 15d-14(b) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND SECTION 1350 OF

CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE (18 U.S.C. § 1350)

In connection with the filing of the quarterly report of MannKind Corporation (the “Company”) on Form 10-Q for the quarterly period ended March 31, 2018, as filed with the Securities and Exchange Commission on or about the date hereof to which this certification is attached as Exhibit 32.1 (the “Report”) and pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Michael Castagna, Chief Executive Officer of MannKind Corporation (the “Company”), hereby certifies that, to the best of his knowledge:

1. The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 9, 2018

In Witness Whereof, the undersigned has set his hand hereto as of the 9th day of May 2018.

/s/ Michael Castagna
Michael Castagna
Chief Executive Officer

[1]

This certification is being furnished solely to accompany this quarterly report on Form 10-Q pursuant to 18 U.S.C. Section 1350, and is not deemed filed for purposes of Section 18 of the Exchange Act or the Securities Act of 1933, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language contained in such filing.